                                                                    EXHIBIT 10.1
                                                                    ------------

                            IMPAX LABORATORIES, INC.
                           2002 EQUITY INCENTIVE PLAN


         1. Purpose. The purpose of the Plan is to attract, retain and motivate key personnel by providing a means whereby the Company may grant (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights and/or (iv) Stock Bonuses to officers, employees, directors and consultants of the Company and its Affiliates. In addition, Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options under the Plan.

         2. Administration

            2.1 Administration by Board. The Board shall administer the Plan unless and to the extent that the Board delegates its power and authority to a Committee as provided in Section 2.3.

            2.2 Power of Board. Subject to the provisions of the Plan, the Board, acting in its sole discretion, shall have the following power and authority:

                2.2.1. to determine to which of the eligible individuals, and the times at which, Awards shall be granted;

                2.2.2. to determine the number of shares of Common Stock subject to Awards granted under the Plan and, where applicable, the price to be paid for the shares of Common Stock subject to each Award;

                2.2.3. to determine the terms and conditions of each Award (which need not be identical);

                2.2.4. to interpret the terms of the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration (and, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deemed necessary or desirable);

                2.2.5. to accelerate the terms of the Plan or any Award;

                2.2.6. to amend the terms of the Plan or any Award;

                2.2.7. to adopt forms of Award Agreements for use under the Plan;

                2.2.8. to allow Participants to satisfy the minimum withholding tax obligations by electing to have the Company withhold from the shares covered by an Award that number of shares having a Fair Market Value equal to the amount required to be withheld; and

                2.2.9. to make all determinations deemed necessary or advisable for the administration of the Plan.

            2.3 Delegation. Except with regard to Awards to Non-Employee Directors, the Board may delegate any or all of its powers and authority relating to the administration of the Plan (but not the power to amend or terminate the Plan) to a Committee of two (2) or more members of the Board. If and to the extent that administrative responsibility is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers and authority theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and, as appropriate, references in the Plan to the Board shall be deemed to be the Committee or subcommittee). If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Exchange Act and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

            2.4 Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by law each member of the Board and the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

            2.5 Decisions. All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on all persons.

         3. Share Reserve. Subject to adjustment pursuant to Section 11, the aggregate number of shares of Common Stock that may be issued pursuant to the Plan is 4,000,000 shares. If any Option or Stock Appreciation Right expires or is terminated without being exercised in whole or in part, the unexercised or released shares from such Option or Stock Appreciation Right shall be available for future issuance under the Plan. Shares that are subject to an Award that is forfeited or cancelled or that are withheld in order to pay the purchase price for shares of Common Stock covered by any Award or to satisfy the tax withholding obligations associated with any Award under the Plan shall be available for future issuance under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. Subject to adjustment pursuant to Section 11, the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 300,000 shares.

         4. Eligibility. Awards may be granted under the Plan to officers, employees, directors and consultants of the Company or its Affiliates. Incentive Stock Options may be granted only to employees of the Company or its Affiliates. Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options pursuant to Section 8 of the Plan. The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in replacement of the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan.

         5. Options.

            5.1 Option Grant. Subject to the provisions hereof, the Board may grant Incentive Stock Options and Nonstatutory Stock Options to eligible personnel on such terms and conditions as the Board deems appropriate.

            5.2 Exercise Price. The exercise price of an Option shall not be less than the par value of the Common Stock, provided that (i) the exercise price of an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, and (ii) the exercise price of an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

            5.3 Option Term. No Option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years.)

            5.4 Vesting and Exercise of Options. The Board may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an Option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an Option may be paid in cash and/or such other form of payment as the Company may permit.

            5.5 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment of the exercise price and the applicable tax withholding obligations with respect to such exercise has been made or provided for. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by an Option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distribution or other rights for which the record date is prior to the date such shares are issued.

            5.6 Buy Out and Settlement. The Board, on behalf of the Company, may at any time offer to buy out any Option on such terms and conditions as the Board shall establish.

            5.7 Options Non-Transferable. Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise then by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that a Nonstatutory Stock Option is transferable in whole or in part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

            5.8 Assumed Options. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise of such assumed option shall be adjusted appropriately as determined by the Board. In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

            5.9 Replacement Options. Without in any way limiting the authority of the Board to make or not to make grants of Options, the Board shall have the authority (but not an obligation) to include as part of any Award Agreement a provision entitling the Participant to a replacement Option in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the Award Agreement.

         6. Stock Appreciation Rights.

            6.1 Stock Appreciation Right Grant. Subject to the provisions hereof, the Board may award Stock Appreciation Rights to eligible personnel upon such terms and conditions as it deems appropriate. A Stock Appreciation Right is an Award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the Stock Appreciation Right is granted and ending on the date the Stock Appreciation Right is exercised.

            6.2 Types of Stock Appreciation Rights. Stock Appreciation Rights may be awarded under the Plan in conjunction with an Option ("tandem SARs") or independent of any Option ("stand-alone SARs"). Tandem SARs awarded in conjunction with a Nonstatutory Stock Option may be awarded either at or after the time the Nonstatutory Stock Option is granted. Tandem SARs awarded in conjunction with an Incentive Stock Option may only be awarded at the time the Incentive Stock Option is granted.

            6.3 Exercisability. Except as otherwise provided herein, a tandem SAR shall be exercisable only at the time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a tandem SAR shall cancel the related Option to the extent of the shares of Common Stock with respect to which the Stock Appreciation Right is exercised, and vice versa. Tandem SARs may be exercised only when the Fair Market Value of the Common Stock to which it relates exceeds the Option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a Stock Appreciation Right (tandem or stand-alone) as it deems appropriate.

            6.4 Exercise. A Stock Appreciation Right may be exercised by giving written notice to the Company identifying the Stock Appreciation Right that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of Stock Appreciation Rights under the Plan. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Board) equal to the product of (i) the number of shares with respect to which the Stock Appreciation Right is being exercised and (ii) the difference between the Fair Market Value of a share of the Common Stock on the date the Stock Appreciation Right is exercised and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

            6.5 SARs Non-Transferable. Stock Appreciation Rights shall not be transferable by a Participant other than upon the Participant's death to a beneficiary designated by the Participant in a manner acceptable to the Board, or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. All Stock Appreciation Rights shall be transferable, to the extent permitted above, only with the underlying option.

         7. Stock Bonus Awards. Subject to the provisions hereof, the Board may grant Stock Bonus Awards to eligible personnel upon such terms and conditions as the Board deems appropriate. The terms and conditions of Stock Bonus Awards may change from time to time, and the terms and conditions of each Award Agreement need not be identical.

            7.1 Consideration. A Stock Bonus Award shall be awarded in consideration for part or future services rendered to the Company or its Affiliates.

            7.2 Vesting. Shares of Common Stock awarded pursuant to a Stock Bonus may, but need not, be subject to a vesting schedule determined by the Board.

            7.3 Transferability. Shares of Common Stock received pursuant to a Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board shall determine in its discretion, so long as shares remain subject to the terms of the Award Agreement.

         8. Non-Employee Director Stock Option Awards. Subject to the provisions hereof and without further action by the Board, during the term of the Plan, (i) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock on the trading day following the date of his or her commencement of service as a Non-Employee Director, and
(ii) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs at least one year after his or her commencement of service as a Non-Employee Director. Unless otherwise determined by the Board, each Option granted pursuant to this
Section 8 shall be subject to the following terms and conditions:

            8.1 Exercise Price. The purchase price per share shall be equal to the Fair Market Value of the Common Stock on the date the Option is granted.

            8.2 Vesting Conditions. Each Option shall vest and become exercisable in annual one-third increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant remains in the continuous service on the Board through each applicable anniversary date.

            8.3 Effect of Termination of Service. If a Non-Employee Director's service terminates for any reason (other than death or Disability) or no reason, then any Option held by the Non-Employee Director, to the extent not then exercisable, shall thereupon terminate. Any Option held by the Non-Employee Director which is exercisable at the time of such termination of service shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the stated term of the Option and, to the extent not exercised within such period, shall thereupon terminate. The provisions of Section 9.1.1 shall apply in the event a Non-Employee Director's service terminates due to his or her death or Disability.

            8.4 Capital Transactions; Change in Control. The provisions of
Section 11 shall apply.

            8.5 Expiration. Except as otherwise provided herein, if not previously exercised, each Option shall expire on the tenth anniversary of the date the Option is granted.

         9. Termination of Employment or Service. Except as specifically provided in Section 8, and unless otherwise determined by the Board at grant or, if no rights of the Participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to Awards held by a Participant (other than Awards covered by Section 8) at the time of his or her termination of employment or other service with the Company and its Affiliates.

            9.1 Stock Options and Stock Appreciation Rights.

                9.1.1. If a Participant's employment or service terminates due to his or her death or Disability, then (i) any Option or Stock Appreciation Right held by the Participant which is not then exercised shall terminate, and
(ii) any such Option or Stock Appreciation Right may be exercised, to the extent otherwise exercisable on the date his or her employment or service terminates, by the Participant (or in the event of death, his or her legal representative) at any time within one year from the date his or her employment or service terminates, but in no event after expiration of the stated term, and, to the extent not exercised within such time period, shall thereupon terminate.

                9.1.2. If a Participant's employment or service is terminated by the Company or its Affiliates for Cause or if, at the time of a Participant's termination, grounds for termination for Cause exist, then notwithstanding anything to the contrary contained herein, any Option or Stock Appreciation Right held by the Participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. "Cause" means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

                9.1.3. If a Participant's employment or service terminates for any reason (other than death, Disability or Cause at a time when Cause exists) or no reason, then any Option or Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall thereupon terminate. Any Option or Stock Appreciation Right held by the Participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty (30) days period following such termination of employment or service or, if sooner, until the expiration of the stated term of the Option or Stock Appreciation Right and, to the extent not exercised within such period, shall thereupon terminate.

            9.2 Stock Bonuses. If a Participant's employment or service terminates, then any shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Award Agreement shall be forfeited.

        10. Miscellaneous.

            10.1 No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to be employed by or serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate such employment or service.

            10.2 Investment Assurance. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to reflect conditions imposed under an Award or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

            10.3 Withholding Obligations. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan or (ii) the Company shall be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Board, the Participant may satisfy the withholding obligation described under this Section 10.3 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by another mechanism as may be required or appropriate to conform with local tax and other rules).

        11. Adjustments Upon Changes in Common Stock.

            11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan and the maximum number of securities that may be awarded to any employee, and the outstanding Awards shall be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

            11.2 Change in Control - Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

            11.3 Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this
Section 11.3 for those Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those Awards outstanding under the Plan, then the vesting of all outstanding Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event.

        12. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding Award without the consent of the Participant. Except as otherwise provided in Section 11, any amendment which would increase the number of shares of Common Stock for which Awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive Awards under the Plan shall be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant.

        13. Effective Date of Plan. The Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the resolutions thereunder. Options may be granted under this Plan prior to obtaining Shareholder approval, provided such options shall not be exercisable before such Shareholder approval is obtained.

        14. Definitions.

            14.1 "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Section 424(e) and (f), respectively, of the Code.

            14.2 "Award" means any Option, Stock Appreciation Right or Stock Bonus granted under the Plan.

            14.3 "Award Agreement" means a written agreement or other instrument between the Company and a holder of an Award evidencing the terms and conditions of an individual Award.

            14.4 "Board" means the Board of Directors of the Company.

            14.5 "Code" means the Internal Revenue Service Code of 1986, as amended.

            14.6 "Committee" means a committee appointed by the Board in accordance with Section 2.3.

            14.7 "Common Stock" means the common stock, par value $.01, of the Company.

            14.8 "Company" means Impax Laboratories, Inc., a Delaware corporation.

            14.9 "Disability" means the dates and permanent disability of a person within the meaning of Section 22(e) of the Code.

           14.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           14.11 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

           14.12 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           14.13 "Non-Employee Director" means a member of the Board who is not also an employee of, or consultant to, the Company or its Affiliates.

           14.14 "Nonstatutory Option" means an Option that does not qualify as an Incentive Stock Option.

            14.15 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

            14.16 "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an Award.

            14.17 "Plan" means this Impax Laboratories, Inc. 2002 Equity Incentive Plan.

            14.18 "Securities Act" means the Securities Act of 1933, as amended.

            14.19 "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 6 of the Plan.

            14.20 "Stock Bonus" means a stock bonus granted pursuant to Section 7 of the Plan.

            14.21 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.